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                  PROMISSORY NOTE

$4,288,000.00
Boston, Massachusetts
                                         September 30, 1997

     FOR VALUE RECEIVED, ESC I, L.P., a Washington limited partnership, having an address at c/o
Emeritus Corporation, 313.1 Elliott Avenue, Suite
500, Seattle, Washington 98121-2162, (the
"Maker"), promises to pay to the order of MEDITRUST MORTGAGE INYESTMENTS, INC., a Delaware corporation ("Lender") (the Lender together with each successor, owner, endorsee, bearer and holder of this Note being hereinafter referred to as the "Holder") at its principal place of business located at 197 First Avenue, Needham Heights ,
Massachusetts, 02194, or at such other place as the Holder of this Note may from time to time designate in writing, in lawful money of the United States of America, in immediately available
Federal funds or the equivalent, the principal sum of Four Million Two Hundred Eighty-Eight Thousand and 00/100 DOLLARS ($4,288,000.00) or so much thereof as shall have been advanced to the Maker, with interest on so much thereof as shall from time to time be outstanding at the "Interest Rate"
(as hereinafter defined), except as otherwise expressly provided herein or in that certain Loan
Agreement of even date herewith by and among the Lender, the Maker and Emeritus Corporation, a
Washington corporation (the "Loan Agreement").
Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

1. PAYMENT. The Maker covenants and agrees to make the following payments to the
Holder:

(a)         commencing October 1,1997 and on the
first day of each calendar month thereafter through and including September 1,1998, the Maker shall pay to the Holder equal monthly payments of interest only in arrears on the outstanding principal balance, calculated at the Interest
Rate, in the amount of Thirty Three Thousand One
Hundred Sixty and 53/100 ($33,160.53);

(b)         commencing on October 1,1998 and the
first day of each calendar month thereafter through and including April 1, 2009, the Maker shall pay to the Holder equal monthly installments of principal and interest in arrears in the amount of Thirty-Four Thousand Nine Hundred Seventy-Six and 27/100 DOLLARS ($34,976.27) based upon a thirty-two (32) year amortization schedule with interest accruing on the outstanding principal balance at the Interest Rate (the "Monthly
Payment"); and

(c)         subject to paragraph 2 below, on April
30, 2009 (hereinafter referred to as the "Maturity Date"), the Maker shall pay to the Holder the entire principal balance then remaining unpaid, together with accrued and unpaid interest thereon and any costs, charges and other amounts due under this Note and all of the other Loan
Documents.

2.   EXTENSIONS.

 (a) Anything contained herein to the contrary notwithstanding, as long as there exists no Loan
Default at the time of exercise and on the Maturity Date or the then current Extended
Maturity Date (as hereinafter defined), as the case may be, Maker is hereby. granted the option to extend the Maturity Date or the then Extended
Maturity Date, as the case may be, for four (4) additional periods (collectively, the "Extended
Terms" and the last day of each Extended Term, as applicable, is herein called the "Extended
Maturity Date") as follows: four (4) successive five (5) year periods for a maximum Extended
Maturity Date, if all such
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options are exercised, on April 30, 2029. Maker's
extension option rights shall be exercised by Maker by giving written notice to Holder of each such extension at least one hundred eighty (180)
days, but not more than three hundred sixty (360) days, prior to the Maturity Date or the then current Extended Maturity Date, as the case may be. Maker shall have no right to rescind any such notice once given. Maker may not exercise its option for more than one Extended Term at a time.
During each effective Extended Term, all of the terms and conditions of this Note and Loan
Agreement shall continue in full force and effect, except that the Monthly Payment for each such Extended Term shall be adjusted as set forth in
Section 2(c) below and the Maturity Date shall be the applicable Extended Maturity Date.

        (b)     Notwithstanding anything to the
contrary set forth herein, Maker's rights to exercise the options granted in this Section 2 are subject to the further condition that concurrently with the exercise of any extension option hereunder, Maker and all of the other Emeritus
Parties shall have the right to exercise and shall have, in fact, duly exercised their option to extend the terms of all of the Group Four
Acquisition Facility Leases as defined in and in accordance with the provisions of the Agreement
Regarding Related Transactions and the provisions of Section 1.3 of each of the Group Four
Acquisition Facility Leases.

         (c)     On each Monthly Payment
Adjustment Date, the Monthly Payment shall be adjusted to equal the greater of (i) the then current Monthly Payment or (ii) the monthly payment that would be due on a loan payable in equal monthly installments of principal and interest determined by using: (i) for principal, the balance of principal, all accrued and unpaid interest and all other fees and charges, including, without limitation, all Additional.
Interest due under this Note and the other Loan
Documents as of the applicable Monthly Payment
Adjustment Date, (ii) for interest, the Monthly
Payment Adjustment Rate, in effect on such Monthly
Payment Adjustment Date and (iii) a period of amortization (i.e., amortization schedule) of (i) twenty (20) years for the first Extension Term, if any; (ii) fifteen (15) years for the second
Extension Term, if any; (iii) ten (10) years for the third Extension Term, if any; and (iv) five
(5) years for the fourth Extension Term, if any.

(d) As used in this Section 2, the following terms shall have the following meanings:

     INDEX:  The  rate  of  interest  of  actively
traded    marketable   United   States    Treasury
Securities  bearing  a  fixed  rate  of   interest
adjusted for a constant maturity of ten (10) years as calculated by the Federal Reserve Board.

     MONTHLY PAYMENT ADJUSTMENT DATE: The first day of any of the Extended Terms

     MONTHLY PAYMENT ADJUSTMENT RATE: 320 basis points over the Index.

   Except to the extent expressly set forth above, the Maker shall have no right to extend or renew the loan evidenced by this Note and the other. Loan Documents.3.

     INTEREST RATE. As used herein, prior to any adjustment pursuant to paragraph 2 above, the term
"Interest Rate" shall be defined as the rate of interest per annum equal to Nine and 28I100 percent (9.28%). Interest hereunder shall be calculated on the basis of a 360-day year, but charged for the actual days elapsed during each calendar year (or portion thereof that the indebtedness evidenced by this Note remains outstanding.
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4. LOAN AGREEMENT. This Note is issued pursuant
to, is entitled to the benefits of, and is subject to the provisions of the Loan Agreement including, without limitation, the provisions relating to Additional Interest and the Prepayment Fee: set forth therein. This Note is secured by the Collateral and the Loan Documents.
The principal of this Note is subject to prepayment in whole or in part in the manner and to the extent specified in the Loan Agreement.

5, LOAN DEFAULTS. In the event that any Loan
Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Loan Agreement.

6. WAIVERS. The Maker and all endorsers hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and assent to the extensions of the time of payment or forbearance or other indulgence without notice.

7. GOVERNING LAW. THIS NOTE AND THE OBLIGATIONS OF
THE MAKER HEREUNDER SHALL BE GOVERNED BY AND
INTERPRETED AND DETERMINED IN ACCORDANCE WITH THE
LAWS OF THE COMMONWEALTH OF MASSACHUSETTS
(EXCLUDING THE LAWS.APPLICABLE TO CONFLICTS OR
CHOICE OF LAW).

8. CAPTIONS. The captions and headings set forth in this Note are included for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of, or the scope or intent of, this Note or any part hereof.

     IN WITNESS WHEREOF, the Maker has caused this Note to be signed in its corporate name as an instrument under seal by its duly authorized officer on the date and in the year first above written.

     WITNESS:                  MAKER:

                               ESC I, L.P.,  a
                               Washington limited
                               partnership

                               By:  ESC G.P.I., Inc.,
                                    a Washington corporation,
                               Its Sole General Partner

    /s/ Jennifer Valenta       By:  /s/ Kelly J. Price
    ----------------------          -------------------------
Name:  Jennifer Valenta        Name:  Kelly J. Price
                               Title:    Vice President of Finance









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